As filed with the Securities and Exchange Commission on February 2, 2007

Registration No. 333-137523

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM SB-2 REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________
MAINSTREET FINANCIAL CORPORATION
and
MAINSTREET SAVINGS BANK, FSB EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST
(Name of small business issuer as specified in its charter)

Federal (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	20-1867479 (I.R.S. Employer Identification No.)

629 W. State Street, Hastings, Michigan     49058-1954
(269) 945-9561
 (Address and telephone number of principal executive offices)
________________________

David L. Hatfield, President and Chief Executive Officer
MainStreet Financial Corporation
629 W. State Street
Hastings, Michigan    49058-1954
(269) 945-9561
 (Name, address and telephone number of agent for service)
________________________

Please send copies of all communications to:

Marianne E. Roche
SILVER, FREEDMAN & TAFF, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, NW
Washington, DC 20007
(202) 295-4500
________________________

End of Page 1

EXPLANATORY STATEMENT

This Registration Statement registered 497,260 shares of the Common Stock, par value $.01 per share of MainStreet Financial Corporation, plus an indeterminate amount of 401(K) Plan participation interests in the registered shares of MainStreet Financial Corporation to be acquired by the Registrant's 401(K) Plan. These shares were to be issued in an offering that would close if at least 319,600 shares and up to 497,260 shares were subscribed for in a subscription offering and direct community offering (including any acquisition by the 401(K) Plan). The offering closed on December 22, 2006 with the sale of 355,352 shares. This post-effective amendment is being filed by MainStreet Financial Corporation to deregister the 141,908 shares not sold in the offering and a portion of the indeterminate amount of 401(K) Plan participation interests previously registered under this Registration Statement.

End of Page 2

SIGNATURES

                 In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Hastings, State of Michigan, on February 2, 2007.

MAINSTREET FINANCIAL CORPORATION
By:	/s/ David L. Hatfield David L. Hatfield, President and Chief Executive Officer (Duly Authorized Representative)

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Hatfield his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ David L. Hatfield David L. Hatfield President, Chief Executive Officer and Director (Duly Authorized Representative and Principal Executive Officer)
Date:	February 2, 2007
/s/ Gordon F. Fuhr* Gordon F. Fuhr Chairman of the Board		/s/ David L. Jasperse* David L. Jasperse Director
Date:	February 2, 2007	Date:	February 2, 2007
/s/ Mary Lou Hart* Mary Lou Hart Director		/s/ James R. Toburen James R. Toburen Senior Vice President and Treasurer (Principal Financial and Accounting Officer)
Date:	February 2, 2007	Date:	February 2, 2007
/s/ Carl A. Schoessel* Carl A. Schoessel Director
Date:	February 2, 2007

___________________
* The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to this Registration Statement pursuant to the powers of attorney executed by the above-name directors of the Registrant, which have been filed previously with the Securities and Exchange Commission.

By:	/s/ David L. Hatfield David L. Hatfield Attorney-In-Fact

End of Page 3

EXHIBIT INDEX

Exhibits:

24.0    Power of Attorney*

___________________
* Previously filed

End.